UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TILE SHOP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TILE SHOP HOLDINGS, INC.
14000 Carlson Parkway
Plymouth, Minnesota 55441
Telephone: (763) 852-2950

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 21, 2020

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Tile Shop Holdings, Inc. (the “Company”) on Tuesday, July 21, 2020, at 10:00 a.m. (Central Time). Due to the COVID-19 pandemic, the Annual Meeting will be held virtually. Shareholders may participate by logging in at www.virtualshareholdermeeting.com/TTSH2020. The agenda for the Annual Meeting includes:

1. The election of Peter H. Kamin and Mark J. Bonney to serve as Class II directors to hold office until the 2023 Annual Meeting of Shareholders and Deborah K. Glasser and Linda Solheid to serve as Class III directors to hold office until the 2021 Annual Meeting of Shareholders.

2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

3. The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

4.Any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is June 1, 2020. Only shareholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Sincerely,

/s/ Cabell H. Lolmaugh

Cabell H. Lolmaugh
Chief Executive Officer, President and Director

Plymouth, Minnesota
June 4, 2020

You are cordially invited to attend the Annual Meeting virtually. For more information about the virtual meeting format, please see instructions in the attached proxy statement. Whether or not you expect to attend the Annual Meeting, please vote your shares. You may vote over the telephone or the Internet as instructed in the proxy statement accompanying this Notice. If you received a proxy card and voting instructions by mail, you may submit your proxy card by completing, signing, dating and mailing your proxy card in the envelope provided. Any shareholder attending the virtual Annual Meeting may vote online during the Annual Meeting, even if you already returned a proxy card or voted by proxy over the telephone or the Internet. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON  JULY 21, 2020:

The Proxy Statement and Fiscal 2019 Annual Report to Shareholders are
available at www.proxyvote.com

i

TILE SHOP HOLDINGS, INC.
14000 Carlson Parkway
Plymouth, Minnesota 55441
Telephone: (763) 852-2950

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON  JULY 21, 2020

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors (the “Board”) of Tile Shop Holdings, Inc. (the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually on Tuesday, July 21, 2020, at 10:00 a.m. (Central Time), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the telephone or the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and shareholders of record access to our proxy materials over the Internet. Beneficial owners are shareholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about June 11, 2020  to our beneficial owners and shareholders of record who owned our common stock at the close of business on June 1, 2020. Beneficial owners and shareholders of record will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and shareholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and shareholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the shareholder terminates its election.

Why did I receive a full set of proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials instead of a Notice to beneficial owners or shareholders of record who have previously requested to receive paper copies of our proxy materials. If you are a beneficial owner or shareholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.

You can choose to receive our future proxy materials electronically by visiting www.proxyvote.com. Your choice to receive proxy materials electronically will remain in effect until you instruct us otherwise by following the instructions contained in your Notice and visiting www.proxyvote.com, sending an email to sendmaterial@proxyvote.com, or calling 1-800-579-1639.

The SEC has enacted rules that permit us to make available electronic versions of the proxy materials to shareholders even if the shareholder has not previously elected to receive the materials in this manner. We have chosen this option in connection with the Annual Meeting with respect to our beneficial owners and shareholders of record.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on June 1, 2020 will be entitled to vote at the Annual Meeting. On the record date, there were  51,375,030 shares of our common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on June 1, 2020, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided, if you received paper copies of the proxy materials, or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on June 1, 2020, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting; however, since you are not the shareholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•

Election of Peter H. Kamin and Mark J. Bonney to serve as Class II directors to hold office until the 2023 Annual Meeting of Shareholders and Deborah K. Glasser and Linda Solheid to serve as Class III directors to hold office until the 2021 Annual Meeting of Shareholders.

•	Ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

•	Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers.

How do I vote?

You may either vote “For” all of the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, you may vote “For” or “Against” or abstain from voting. For the advisory vote on named executive officer compensation, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote online during the Annual Meeting, vote by proxy using the enclosed proxy card (if you received paper copies of the proxy materials), vote by proxy over the telephone, or vote by proxy over the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•

To attend the Annual Meeting and vote online during the Annual Meeting, you must enter the 16-digit control number found on your proxy card or Notice, as applicable, at the time you log into the meeting at www.virtualshareholdermeeting.com/TTSH2020.

•

If you received paper copies of the proxy materials, to vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Please have available the 16-digit control number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on July 20, 2020, to be counted.

•

To vote over the Internet, go to www.proxyvote.com to complete an electronic proxy card. Please have available the 16-digit control number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on July 20, 2020, to be counted.

We are providing Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you may have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Please follow the instructions at www.virtualshareholdermeeting.com/TTSH2020 in order to vote your shares during the Annual Meeting, whether you are a beneficial owner or shareholder of record. You will need the 16-digit control number provided on your proxy card, voting instruction form or Notice. We encourage you to access the Annual Meeting before the start time of 10:00 a.m., Central Time, on July 21, 2020. Please allow ample time for online check-in, which will begin at 9:45 a.m. Central Daylight Time on July 21, 2020.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of June 1, 2020. There is no cumulative voting for election of directors.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all of the nominees for director, “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020,  and “For” the advisory vote on named executive officer compensation. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Our directors and employees may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have not yet retained, but may retain, a proxy solicitor in conjunction with the Annual Meeting, and its employees may assist us in the solicitation. We will pay all costs of soliciting proxies, including a fee and reasonable out-of-pocket expenses for the proxy solicitor, if any.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

This proxy statement and our fiscal 2019 Annual Report to Shareholders are available at www.proxyvote.com.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may submit another properly completed proxy card with a later date.

•	You may submit a new vote by telephone or Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 14000 Carlson Parkway, Plymouth, Minnesota 55441.

•	You may attend the Annual Meeting and vote online; however, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How many votes are needed to approve each proposal?

•

For Proposal 1, the election of Class II and Class III directors, the four nominees receiving the most “For” votes (cast by the holders of shares entitled to vote on the election of directors) will be elected. Only “For” votes will affect the approval of this proposal.

•

To be approved, Proposal 2, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020,  must receive a “For” vote from a majority in voting power of the votes cast by the holders of all shares of stock present or represented at the Annual Meeting and voting on this proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•

To be approved, Proposal 3, advisory approval of named executive officer compensation, must receive a “For” vote from a majority in voting power of the votes cast by the holders of all shares of stock present or represented at the Annual Meeting and voting on this proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. However, this proposal is an advisory vote, which means that the vote is not binding on us,  the Board or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

What are “broker non-votes”?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”). Shares constituting broker non-votes are not counted or deemed to have been voted on a non-routine matter at the Annual Meeting. Accordingly, broker non-votes have no effect on the election of directors in Proposal 1 or the advisory vote on named executive officer compensation in Proposal 3 because such proposals are considered non-routine matters. If you do not provide voting instructions to your broker, your broker will have discretion to vote your shares on Proposal 2 because the ratification of auditor appointment is considered a routine matter. Broker non-votes are counted as present for the purpose of determining a quorum at the Annual Meeting.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares are virtually present at the Annual Meeting or represented by proxy. On the record date, there were  51,375,030 shares outstanding and entitled to vote. Thus, the holders of 25,687,516 shares must be virtually present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Annual Meeting. Proxies marked “Abstain” as well as broker non-votes will also be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares virtually present at the Annual Meeting or represented by proxy, or, if no shareholder is present, the chairman of the Annual Meeting, may adjourn the Annual Meeting to another date.

How can I attend the Annual Meeting?

Due to public health concerns regarding the COVID-19 pandemic, we are holding the Annual Meeting in a virtual-only meeting format to support the health and well-being of our employees, directors, director nominees, and shareholders. You will not be able to attend the Annual Meeting at a physical location.

If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on the record date (June 1, 2020), you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/TTSH2020 and logging in by entering the 16-digit control number found on your proxy card, voter instruction form, or Notice, as applicable. If you lost your 16-digit control number or are not a shareholder, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/TTSH2020 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting. You may access and log in to www.virtualshareholdermeeting.com/TTSH2020 beginning at 9:45 a.m. Central Daylight Time on July 21, 2020. The Annual Meeting will begin promptly at 10:00 a.m. Central Daylight Time on July 21, 2020. If you experience any technical difficulties during the Annual Meeting, a toll free number will be available on our virtual shareholder meeting site for assistance.

If you have any questions about the Annual Meeting, please contact Tile Shop’s Investor Relations Department by email at investorrelations@TileShop.com or by telephone at 763-852-2978.

How will the Annual Meeting be conducted?

The Annual Meeting will be conducted in a virtual-only meeting format. An Annual Meeting program containing rules of conduct for the Annual Meeting, similar to that used for our previous in-person meetings, will be provided to attendees at www.virtualshareholdermeeting.com/TTSH2020. Only shareholders who logged in to the Annual Meeting by entering the 16-digit control number found on their proxy card, voter instruction form, or Notice, as applicable, may vote and ask questions at the Annual Meeting. Questions by those shareholders may be submitted in real time during the Annual Meeting at www.virtualshareholdermeeting.com/TTSH2020. This year’s shareholders question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the Annual Meeting at www.proxyvote.com after logging in with the 16-digit control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/TTSH2020. We expect to respond to questions during the Annual Meeting, and may also respond to questions on an individual basis or by posting answers on our investor relations website after the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the Annual Meeting.

When are shareholder proposals due for the 2021 Annual Meeting?

Any appropriate proposal submitted by a shareholder and intended to be included in our proxy statement and related proxy and presented at the 2021 Annual Meeting must be submitted in writing to our Secretary at 14000 Carlson Parkway, Plymouth, Minnesota 55441, and received no later than February 11, 2021. A shareholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Although the Board will consider shareholder proposals, we reserve the right to omit from our proxy statement, or to recommend shareholders vote against, shareholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Additionally, pursuant to the advance notice provisions of our Bylaws, as authorized by applicable state law, in order for shareholders to present director nominations or other business at the 2021 Annual Meeting, a shareholder’s notice of such nomination or other business must be received by our Secretary at the same address no earlier than March 23, 2021 and no later than the close of business on April 22, 2021 and must be in a form that complies with the requirements set forth in our Bylaws. You are advised to review our Bylaws for these requirements.

Order of the SEC Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies

On April 27, 2020, we filed a Current Report on Form 8-K with the SEC indicating that we were relying on the SEC’s Order under Section 36 of the Exchange Act Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465) to delay the filing of this proxy statement, including the information omitted from our Annual Report on Form 10-K for the year ended December 31, 2019, pursuant to General Instruction G(3) of Form 10-K (the “Part III Information”), which we have included in this proxy statement, due to the circumstances related to the COVID-19 pandemic. As disclosed in the Current Report on Form 8-K filed on April 27, 2020, our operations and business experienced disruptions due to the unprecedented conditions surrounding COVID-19 in the United States, which required us to modify our business practices, including restricting access to some of our stores and physical offices. As these changes diverted management resources, we were delayed in completing tasks necessary to prepare and file this proxy statement with the Part III Information by the original due date of the Part III Information.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board is divided into three classes, with each class serving staggered three-year terms. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected, subject to the director’s earlier death, resignation or removal.

Our Board is currently composed of four members: Peter J. Jacullo III, Peter H. Kamin, Philip B. Livingston and Cabell H. Lolmaugh. Christopher T. Cook, Todd Krasnow and Robert A. Rucker each resigned from the Board between October 2019 and March 2020. In addition, Mr. Livingston notified us on April 14, 2020 of his intention not to stand for re-election at the Annual Meeting. After engaging in a director search, the Nominating and Corporate Governance Committee recommended for nomination, and the Board nominated, each of Mark J. Bonney, Deborah K. Glasser and Linda Solheid to stand for election to serve on the Board at the Annual Meeting. Following the Annual Meeting, the size of the Board will be set at six directors.

The term of office of the Class II directors expires at the Annual Meeting. The Nominating and Corporate Governance Committee recommended to the Board, and the Board has set, the number of Class II directors at two and has nominated Peter H. Kamin and Mark J. Bonney for election as Class II directors at the Annual Meeting. If elected at the Annual Meeting, each of these nominees will serve until the 2023 Annual Meeting and until his successor is elected, or, if sooner, until the director’s death, resignation or removal.

The Nominating and Corporate Governance Committee also recommended to the Board, and the Board has set, the number of Class III directors at two and has nominated Deborah K. Glasser and Linda Solheid for election as Class III directors at the Annual Meeting. If elected at the Annual Meeting, each of these nominees will serve until the 2021 Annual Meeting and until her successor is elected, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes cast by shareholders entitled to vote on the election of directors. The four nominees receiving the most “For” votes (from the holders of shares virtually present or represented by proxy at the Annual Meeting and voting on the election of directors) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the four nominees named above. If, prior to the Annual Meeting, it should become known that any of the nominees will be unwilling or unable to serve as a director after the Annual Meeting by reason of resignation, death, incapacity or other unexpected occurrence, the proxies will be voted “For” such substitute nominee as is determined by the Board or, alternatively, not voted for any nominee. The Board has no reason to believe that any nominee will withdraw or be unable to serve.

The following is a brief biography for the nominees for Class II and Class III director and each person whose term of office as a Class I director will continue after the Annual Meeting. Ages in the table are as of June 1, 2020.

Name	Age	Position
Class I Directors (Term Expires at 2022 Annual Meeting):
Peter J. Jacullo III	65	Director
Cabell H. Lolmaugh	41	Director, Chief Executive Officer and President
Class II Director Nominees (Term Expiring at Annual Meeting):
Peter H. Kamin	58	Director, Chairman of the Board
Mark J. Bonney	66	Director Nominee
Class III Director Nominees (Term Expires at 2021 Annual Meeting):
Deborah K. Glasser	52	Director Nominee
Linda Solheid	60	Director Nominee

Directors and Nominees

Class II Director Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting

Peter H. Kamin has served as a member of our Board since August 2012. Previously, Mr. Kamin served as a member of The Tile Shop, LLC’s board of managers from January 2012 to August 2012. Mr. Kamin is the founder of 3K Limited Partnership, a family limited partnership, and has served as its Managing Partner since January 2012. For the eleven years preceding the formation of 3K Limited Partnership, Mr. Kamin was a founding member and Managing Partner of ValueAct Capital. ValueAct Capital grew into a leading investment management organization during Mr. Kamin’s tenure. Prior to founding ValueAct Capital in 2000, Mr. Kamin founded and managed Peak Investment L.P., a limited partnership organized to make investments in a select number of domestic public and private companies. Since June 2019, Mr. Kamin has served as a director and member of the audit committee and chair of the nominating and corporate governance committee of IAA, Inc., a publicly-traded multi-channel vehicle marketplace and former subsidiary of KAR Auction Services, Inc. Since April 2012, Mr. Kamin has also served as a director of Rand Worldwide, Inc., which provides technology solutions and professional services to organizations with engineering design and information technology needs. Mr. Kamin is also a director of several privately-held companies. From May 2012 to October 2019, Mr. Kamin served as a director of MAM Software Group, Inc., then a publicly-traded provider of business automation and ecommerce solutions for the automotive aftermarket. Mr. Kamin also previously served as a director of Ambassadors Group, Inc. from May 2012 to September 2015, as well as previously serving as a director of several privately-held companies. Mr. Kamin holds a B.A. in Economics from Tufts University and an M.B.A. from the Harvard University Graduate School of Business. Mr. Kamin is a trustee of Tufts University. We believe that Mr. Kamin is qualified to serve on our Board due to his significant experience as a director of publicly-traded companies and his substantial experience as an investor.

Mark J. Bonney has been nominated for election to our Board in July 2020. Mr. Bonney currently serves as President and CEO of On Board Advisors, LLC, a financial and strategic advisory firm. Mr. Bonney previously served as a director of SeaChange International, Inc., a publicly-traded provider of end-to-end video delivery and management software solutions for cable wireless, OTT and other content providing enterprises, from August 2017 through December 2019, including as Executive Chair from April 2019 through October 2019, during which time he also served as principal executive officer, and Independent Chairman from October 2019 through December 2019. From May 2018 until its merger with Taptica, PLC on April 1, 2019, he served as President and Chief Executive Officer and a director of RhythmOne plc, a publicly-traded provider of multi-screen digital advertising solutions. Mr. Bonney also served as the Interim Chief Financial Officer of RhythmOne from February 4, 2019 to April 1, 2019. Prior to that, Mr. Bonney served as President and Chief Executive Officer of MRV Communications, Inc., a publicly-traded supplier of network equipment to the telecommunications industry, from December 2014 until its sale in August 2017 and as a director of MRV Communications, Inc. from April 2013 to August 2017. Mr. Bonney previously served as a director of Sigma Designs, Inc., a provider of high performance system-on-a-chip semiconductor solutions enabling the convergence of the smart home, from August 2012 through August 2015; Executive Vice President and Chief Financial Officer of Direct Brands, Inc., a direct to consumer media company, from 2010 to 2012; vice president and general manager of the Authentication Solutions Group of JDS Uniphase Corporation (“JDSU”), an optical technologies and telecommunications firm, from 2008 to 2010; and Executive Vice President and Chief Financial Officer of American Bank Note Holographics, Inc. (“ABNH”), an optical security device company, from 2005 to 2008, before the company’s sale to JDSU. Mr. Bonney also served as an outside director and chairman of the audit committee of ABNH from 2003 until 2005. Mr. Bonney has also previously held executive roles with technology companies, including President, Chief Operating Officer and a director of Axsys Technologies, Inc., a manufacturer of components and subsystems for aerospace, defense, data storage, medical and other high technology applications, from 1999 to 2002, and Chief Financial Officer of Zygo Corporation, a manufacturer of metrology measurement and control systems and optical components for semiconductor, data storage and industrial markets, from 1993 to 1999. Since January 2013, Mr. Bonney has served on the board of directors of Zix Corporation, a publicly-traded provider of cloud email security solutions.  Mr. Bonney holds a B.S. in Business from Central Connecticut State University and an M.B.A. from the University of Hartford. We believe that Mr. Bonney is qualified to serve on our Board due to his significant experience in business and finance and his substantial experience as a director of a variety of public companies.

Class III Director Nominees for Election for a One-Year Term Expiring at the 2021 Annual Meeting

Deborah K. Glasser has been nominated for election to our Board in July 2020. Ms. Glasser previously served as Director of Marketing, Communications and Special Events for Jewish Family & Children’s Services of Northern New Jersey, from 2018 through January 2020. Prior to that, Ms. Glasser held a variety of senior marketing operations positions, including as Senior Director at TRANZACT, a Willis Towers Watson company that provides marketing solutions for insurance companies, from 2015 to 2017; Marketing Director at Tata Global Beverages Limited (now Tata Consumer Products Limited), a consumer products company with a portfolio that includes tea and coffee, from 2007 to 2011; Senior Director at Starwood Hotels & Resorts from 2004 to 2005; and as, among other roles, Senior Product Manager and Associate Director at Colgate-Palmolive Company, a global consumer products company focused on oral care, personal care, home care and pet nutrition, from 1996 to 2004. In addition, Ms. Glasser was the Founder of MarketGWB, LLC, where she served as a self-employed marketing and strategy consultant, from 2011 to 2015. Previously, Ms. Glasser was an Employee Benefits and Compensation consultant with Price Waterhouse from 1992 to 1994. Ms. Glasser holds a B.A. in Economics from Cornell University and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Ms. Glasser is qualified to serve on our Board due to her operating and management experience and her expertise in sales and marketing.

Linda Solheid has been nominated for election to our Board in July 2020. Ms. Solheid previously served at Room & Board, a privately-held retailer of modern furniture and home decor, including as Chief Information Officer from January 2016 until her retirement in December 2019 and Director of Technology from July 2007 through December 2015.  During her tenure with Room & Board, Ms. Solheid was responsible for creating a unified multi-channel customer experience. Prior to joining Room & Board, Ms. Solheid held various information technology leadership positions, including as Director of Enterprise Business Applications with G&K Services, a service-focused market leader of branded uniform and facility services programs which was acquired by Cintas Corporation in March 2017, from April 2005 through July 2007; Director of Global Business Applications with H.B. Fuller, a leading global adhesives provider, from December 2003 through April 2005; and Director of Information Technology with CenterPoint Energy, an electric and natural gas utility, from August 2001 through December 2003. Ms. Solheid also previously served in a variety of roles at CIGNA Behavioral Health, which provides behavioral health services, from April 1991 to August 2001, including as Chief Information Officer and Director of Business Systems.  Ms. Solheid received a B.A. degree in Sociology from the University of Minnesota and a Master’s Degree in Software Design and Development from the University of St. Thomas. We believe Ms. Solheid is qualified to serve on our Board due to her extensive experience leading the information technology function in the consumer retail industry.

Class I Directors Continuing In Office Until the 2022 Annual Meeting

Peter J. Jacullo III has served as a member of our Board since August 2012. Previously, Mr. Jacullo served as a member of The Tile Shop, LLC’s board of managers from December 2007 to August 2012. Since July 1987, Mr. Jacullo has been a self-employed investor and consultant, and he currently serves on the board of directors of various privately-held companies. Previously, Mr. Jacullo was a Vice President and Director of the Boston Consulting Group from May 1984 to July 1987, where he was also employed in various other capacities from May 1978 to May 1984. Mr. Jacullo holds a B.A. in Economics from Johns Hopkins University and an M.B.A. from the University of Chicago. We believe that Mr. Jacullo is qualified to serve on our Board in light of the continuity that he provides on our Board and his experience as a professional investor.

Cabell H. Lolmaugh has been our Chief Executive Officer and President and a member of our Board of Directors since January 1, 2019. From February 2018 through December 2018, Mr. Lolmaugh was our Senior Vice President and Chief Operating Officer. Mr. Lolmaugh previously served as our Vice President, Retail Stores from October 2017 until February 2018, as our Director-Talent Development, leading our store training programs and strategy, from January 2016 until October 2017, and as our Director of Pro Services, leading our professional customer strategy, from July 2014 through January 2016. Mr. Lolmaugh served in numerous key roles at a store level from January 2002 through July 2014. Prior to joining us, Mr. Lolmaugh served in the United States Marine Corps. We believe that Mr. Lolmaugh is qualified to serve on our Board in light of his role as our Chief Executive Officer and the connection he provides to the day-to-day operational management.

VOTE REQUIRED

The Board recommends that you vote “For” each of the nominees to the Board set forth in this Proposal 1. Under our Bylaws, the election of each nominee requires the affirmative vote of a plurality of the votes cast by the shareholders entitled to vote on the election of directors.

Information Regarding the Board of Directors and Corporate Governance

Independence of the Board of Directors

Because we are quoted on the Pink tier of the OTC Markets and not listed on a national securities exchange, we are currently not subject to certain corporate governance requirements that apply to exchange-listed companies. For purposes of evaluating the independence of our directors, our Board uses the rules of the SEC and Nasdaq Stock Market (“Nasdaq”). As required under Nasdaq rules and regulations, a majority of the members of a company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Based upon information requested from and provided by each director and nominee concerning his or her background, employment, and affiliations, including family relationships, the Board determined that Messrs. Bonney, Jacullo and Kamin and Mss. Glasser and Solheid, representing five of our anticipated six directors following the Annual Meeting, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors and nominees is “independent” as that term is defined under the applicable SEC rules and regulations and the Nasdaq listing requirements and rules. The Board also determined that Messrs. Cook, Krasnow and Livingston, who served on the Board during 2019, were independent under the same standards. Mr. Lolmaugh, our Chief Executive Officer and President, is not an independent director by virtue of his employment with us.

Board Leadership Structure

We have separate individuals serving as Chairman of the Board and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer is responsible for setting our strategic direction and managing our day-to-day leadership and performance, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for meetings of the Board and presides over meetings of the full Board. We believe this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our shareholders while recognizing the day-to-day management direction by the Chief Executive Officer.

Oversight of Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each, and receives regular reports from members of senior management on areas of material risk to us, including without limitation operational, financial, legal, regulatory, human capital, information technology, security, environmental, strategic and reputational risks. In addition, management and the Board have recently focused on risks relating to, and impact on us from, the COVID-19 pandemic, and will continue to do so while the situation remains in flux. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation policies, plans and arrangements. The Compensation Committee addresses risk by monitoring regulatory compliance with respect to compensation matters and by setting compensation in a manner that encourages accountability and is within our range of risk tolerance. The Compensation Committee does not undertake a formal “risk assessment,” but is not presently aware of any information that would lead it to believe that risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on us. The Audit Committee oversees our internal controls, conducts a regular review of our policies and processes with respect to risk assessment and risk management, including guidelines and policies to govern the processes by which our exposure to risk is handled, and oversees any transactions we may have with related persons in order to manage risks relating to potential conflicts of interest. The Audit Committee also reviews our enterprise risk management assessment and ensures appropriate oversight of ongoing efforts to address those risks. The Nominating and Corporate Governance Committee manages risks associated with the composition and independence of the Board and matters covered by our Code of Business Conduct and Ethics (described below). The Nominating and Corporate Governance Committee also oversees succession planning for senior executives in order to manage transitions and the risks associated with an unplanned vacancy. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks and has overall risk management oversight responsibility.

In addition, like all businesses, we also face threats to our cybersecurity, as we are reliant upon information systems and the Internet to conduct our business activities. In light of the pervasive and increasing threat from cyberattacks, the Audit Committee, with input from management, assesses our cybersecurity threats and the measures implemented by us to mitigate and prevent cyberattacks. The Audit Committee consults with management regarding ongoing cybersecurity initiatives, and requests management to report to the Audit Committee regularly on their assessment of our cybersecurity program and risks.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. The Code of Business Conduct and Ethics is available on the “Investor Relations” section of our website, at investors.tileshop.com, under the “Corporate Governance—Governance Documents” heading. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the web address and location specified above within four business days following the date of the amendment or waiver.

Shareholder Communications with the Board of Directors

Shareholders may communicate directly with the Board. All communications should be made via our investor relations telephone number or email address, as listed below. Email subject lines should prominently indicate whether the message is intended for the full Board, for non-management directors or for a specific director, and the Secretary will forward the communications as indicated. If no director is specified, the communication will be forwarded to the entire Board.

Tile Shop Holdings, Inc. Investor Relations
Phone: (763) 852-2978
Email: investorrelations@tileshop.com

Director Attendance at Annual Meetings of Shareholders

Directors’ attendance at the Annual Meeting provides shareholders with an opportunity to communicate with directors about issues affecting us. We encourage, but do not require, our directors and nominees for director to attend the Annual Meeting. All members of our Board then serving attended the 2019 Annual Meeting of Shareholders.

Meetings of the Board of Directors

Our Board met eleven times between January 1, 2019 and December 31, 2019.  All directors serving during 2019 attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served and which were held during the period for which they were directors or committee members. In addition, the directors often communicate informally to discuss our affairs and, when appropriate, take formal action by written consent, in accordance with our charter and Bylaws and Delaware law.

Involvement in Certain Legal Proceedings

Peter J. Jacullo III, a director, previously served as a manager and secretary of BlueEarth Biofuels, LLC, which filed for bankruptcy in May 2014 and was subsequently dissolved. Mark J. Bonney, a director nominee, previously served as executive vice president and Chief Financial Officer of Direct Brands, Inc., a holding company, and as a director of two Canadian subsidiaries that were assigned into bankruptcy in Canada in December 2010. In addition, a temporary restraining order was entered by the Court of Chancery of the State of Delaware on November 8, 2019 that prohibits additional purchases of common stock by the then-serving directors. See Part II, Item 1, “Legal Proceedings,” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for further details.

Hedging and Pledging Policy

Under our Insider Trading Policy, all of our and our subsidiaries’ directors, officers and employees are prohibited from engaging in any hedging transactions involving our securities or equity securities of any of our subsidiaries; or, unless prior written approval has been granted by the Chief Financial Officer, holding our securities in a margin account or pledging our securities as collateral.

Committees of the Board of Directors

During the fiscal year ended December 31, 2019, the Board maintained three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table provides committee membership as of December 31, 2019 for each of the committees of the Board:

Nominating
and Corporate
Name	Audit	Compensation	Governance
Peter J. Jacullo III	X	X
Peter H. Kamin	X		X(4)
Todd Krasnow(1)		X*	X
Philip B. Livingston(2)	X*
Cabell H. Lolmaugh
Robert A. Rucker(3)

* Committee chairperson

(1)	On March 24, 2020, Mr. Krasnow submitted his resignation from the Board and its committees, effective immediately.
(2)	On April 14, 2020, Mr. Livingston notified us of his intention not to stand for re-election as a Class II director at the Annual Meeting.
(3)	On February 12, 2020, Mr. Rucker submitted his resignation from the Board, which he subsequently confirmed was effective immediately.
(4)

Mr. Kamin was appointed chair of the Nominating and Corporate Governance Committee on February 11, 2020. Christopher T. Cook served as chair of the Nominating and Corporate Governance Committee prior to his October 2019 resignation.

Assuming election of each of the director nominees at the Annual Meeting, the membership of each of the committees of the Board following the Annual Meeting is expected to be as follows:

Nominating
and Corporate
Name	Audit	Compensation	Governance
Mark J. Bonney	X*	X
Deborah K. Glasser		X	X
Peter J. Jacullo III	X	X*
Peter H. Kamin	X		X*
Cabell H. Lolmaugh
Linda Solheid	X		X

* Committee chairperson

Below is a description of each committee of the Board. Members of the committees serve until their resignation from the committee or until otherwise determined by our Board. Although we are no longer listed on Nasdaq, for purposes of evaluating the independence of our directors, our Board continues to use the Nasdaq standards for independence determinations. The Board has determined that each current and proposed member of each committee meets the Nasdaq and applicable SEC rules and regulations regarding “independence” and that each such member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process, the audit of our financial statements, the audit of internal control over financial reporting and our compliance with laws and regulations to which we are subject and with our Code of Business Conduct and Ethics and Insider Trading Policy. Among other matters, the Audit Committee evaluates our independent auditor’s qualifications and independence (as required under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) ), receives from the independent auditor written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discusses the independent auditor’s independence with the independent auditor. The Audit Committee also determines the engagement, retention, and compensation of the independent auditor; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditor the results of the annual audit and the review of our quarterly financial statements, including the disclosures in our annual and quarterly reports to be filed with the SEC; assesses the performance of the independent auditor; approves the retention of the independent auditor to perform any proposed permissible non-audit services; reviews our risk assessment and risk management processes; establishes procedures for receiving, retaining, and investigating complaints received by us regarding accounting, internal accounting controls, or audit matters; monitors the rotation of partners of the independent auditor on our engagement team as required by law; reviews our critical accounting policies and estimates; and oversees any internal audit function. Additionally, the Audit Committee oversees compliance with the Code of Business Conduct and Ethics, including the compliance work of our Compliance Officer; reviews and approves related person transactions; and reviews and evaluates, on an annual basis, the Audit Committee charter and performance. Our independent registered public accounting firm and management each periodically meet privately with our Audit Committee.

All current and proposed members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Mr. Bonney and Mr. Livingston is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. All current and proposed members of our Audit Committee are independent directors as defined under the applicable rules and regulations of the SEC, Nasdaq and PCAOB. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC, which is available on the “Investor Relations” section of our website, investors.tileshop.com, under the “Corporate Governance—Governance Documents” heading. The Audit Committee met nine times between January 1, 2019 and December 31, 2019.

Report of the Audit Committee of the Board of Directors

In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	Reviewed and discussed the audited financial statements with management and the independent auditors;
(2)	Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
(3)

Received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC.

Philip B. Livingston, Chair

Peter H. Kamin
Peter J. Jacullo III

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees and oversees our regulatory compliance with respect to compensation matters. The Compensation Committee, at least annually, reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also reviews and makes recommendations to the Board with respect to director compensation and administers the issuance of stock options, restricted stock and other awards under our equity compensation plans. The Compensation Committee reviews and prepares the necessary compensation disclosures required by the SEC. Additionally, the Compensation Committee reviews and evaluates, on an annual basis, the Compensation Committee charter and performance.

All of the current and proposed members of our Compensation Committee, as well as all members who served on our Compensation Committee during 2019, are or were independent under the applicable rules and regulations of the SEC and Nasdaq. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC, which is available on the “Investor Relations” section of our website, investors.tileshop.com, under the “Corporate Governance—Governance Documents” heading. The Compensation Committee met five times between January 1, 2019 and December 31, 2019.

The Compensation Committee may approve executive compensation arrangements or, in its discretion, may recommend such matters to the full Board for approval. All executive compensation is based on assessments of executive performance, which are prepared by the Compensation Committee and submitted to the full Board for review and discussion. All Compensation Committee recommendations regarding director compensation are subject to approval by the full Board. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee; provided, that the Compensation Committee is not permitted to delegate its responsibilities with respect to any executive compensation arrangements intended to be exempt from Section 16(b) under the Exchange Act by virtue of such arrangements being approved by a committee of “non-employee directors.”

No executive officers may be present during any Compensation Committee voting or deliberations with respect to our Chief Executive Officer’s compensation. Our Chief Executive Officer may, at the Compensation Committee’s discretion, be present during any other voting or deliberations regarding compensation of our other executive officers.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Messrs. Jacullo, Cook and Krasnow during the fiscal year ended December 31, 2019. None of our Compensation Committee members has ever been one of our executive officers or employees. None of our executive officers currently serves, nor in the past year has served, as a member of the board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for making recommendations regarding corporate governance; identification, evaluation and nomination of candidates for directorships; and the structure and composition of our Board and committees thereof. In addition, the Governance Committee oversees our corporate governance documents, policies and procedures; approves our committee charters; contributes to succession planning; develops, and recommends to the Board, policies and procedures with regard to the nomination of directors or other corporate governance matters; and oversees the Board self-evaluation process. Additionally, the Governance Committee reviews and evaluates, on an annual basis, the Governance Committee charter and performance.

All of the current and proposed members of our Governance Committee, as well as all members who served on our Governance Committee during 2019, are or were independent under the applicable rules and regulations of Nasdaq. The Governance Committee operates under a written charter, which is available on the “Investor Relations” section of our website, investors.tileshop.com, under the “Corporate Governance—Governance Documents” heading. The Governance Committee met four times between January 1, 2019 and December 31, 2019.

The Governance Committee considers the following criteria, among other criteria that it deems appropriate, in recommending candidates for service on the Board:

•	Personal and professional integrity;

•

Experience in corporate management, such as service as an officer of a publicly held company and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company;

•	Experience in our industry;
•	Experience as a member of the board of directors of another publicly held company;
•	Academic expertise in our area of operations;
•	Practical and mature business judgment, including the ability to make independent analytical inquires; and
•

The manner in which a candidate’s appointment to the Board would impact the overall composition of the Board with regard to diversity of viewpoint, professional experience, education, skill, race, ethnicity, gender identity, sexual orientation, and national origin.

In assessing director candidates, the Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given our current needs and the current needs of the Board, to maintain a balance of knowledge, experience and capability. The Governance Committee does not have a formal diversity policy, however that term may be defined, and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board. However, it recognizes that having a diverse Board with a variety of viewpoints provides a more comprehensive decision-making process and reflects an increased emphasis on gender and diversity parity by investors. To advance our goal of promoting Board diversity, the Governance Committee, and any search firm retained by the Governance Committee, includes in its list of director candidates for potential recommendation to the Board one or more qualified women and minority candidates. Our commitment is reflected, in part, by the director nominees recommended for election at the Annual Meeting. In the case of incumbent directors whose terms of office are set to expire, the Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote.

In light of the vacancies on the Board created by director resignations and Mr. Livingston’s intention not to stand for re-election, the Board facilitated a director search process for candidates to fill the vacancies. Multiple candidates, including Mr. Bonney, Ms. Glasser and Ms. Solheid, were identified by our Board members and officers and interviewed in a formal evaluation process by members of the Board.

The Governance Committee will consider director candidates recommended by shareholders. The Governance Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder.

To nominate a director for the 2021 Annual Meeting, shareholders must submit such nomination in writing to our Secretary at 14000 Carlson Parkway, Plymouth, Minnesota 55441 no later than the close of business on April 22, 2021, nor earlier than March 23, 2021. You are advised to review our Bylaws for requirements relating to director nominees.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and has further directed that management submit the appointment of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be virtually present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require shareholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our, and our shareholders’, best interests.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Ernst & Young LLP, our independent registered public accountants for both fiscal year 2019 and 2018:

	2019		2018
Audit Fees(1)	$1,096,000		$615,000
Audit-Related Fees(2)	-		-
Tax Fees(3)	-		28,000
All Other Fees(4)	61,000	(5)	-
	$1,157,000		$643,000

(1)	Audit Fees were principally for services rendered for the audit and/or review of our consolidated financial statements.
(2)	Audit-Related Fees includes fees for services rendered in connection with accounting and reporting consultations, as well as other audits required by contract or regulation.
(3)	Tax Fees consist of fees billed in the indicated year for professional services with respect to tax compliance, tax advice and tax planning.
(4)	All Other Fees consist of fees billed in the indicated year for other permissible work that is not included within the above category descriptions.
(5)	Relates to fees for advisory services related to the implementation of our enterprise resource planning (“ERP”) system. These services were preapproved by the Audit Committee.

Pre-Approval Policies and Procedures

Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditors. Notwithstanding the foregoing, separate Audit Committee pre-approval shall not be required (a) if the engagement for services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the independent auditor (the “Pre-Approval Policy”) as to matters within the scope of the Pre-Approval Policy or (b) for de minimis non-audit services that are approved in accordance with applicable SEC rules. The Audit Committee has determined that the rendering of the services other than audit services by its principal accountant is compatible with maintaining the principal accountant’s independence. For fiscal year 2019, all audit and non-audit services performed by our independent auditors were pre-approved in accordance with such pre-approval policies.

VOTE REQUIRED

The Board recommends that you vote “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority in voting power of the votes cast by the holders of all shares of stock present or represented at the Annual Meeting and voting on this proposal.

PROPOSAL 3 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we provide our shareholders with the opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. In accordance with the preference of our shareholders, as expressed in a non-binding advisory vote on the frequency of advisory votes on executive compensation at our 2019 Annual Meeting and as accepted by the Board, we hold annual advisory votes on the compensation of the named executive officers. Shareholders are expected to have the opportunity to vote on the frequency of future votes on named executive officer compensation at the 2025 Annual Meeting of Shareholders.

We seek to closely align the interests of our named executive officers with the interests of our shareholders. We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives and for achieving and surpassing the financial goals set by our Compensation Committee and our Board. We recognize that the COVID-19 pandemic could significantly impact 2020 financial results and compensation outcomes and, accordingly, have taken steps to temporarily reduce our executive officer and non-employee director compensation, as discussed under “Executive Compensation” and “Director Compensation” in this proxy statement.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2019 and the other related tables and narrative disclosures.”

While the Board and especially the Compensation Committee intend to carefully consider the results of the vote on this proposal when making future decisions regarding executive compensation, the vote is not binding on us or the Board and is advisory in nature. To the extent there is any significant vote against the compensation of our named executive officers in this Proposal 3, the Compensation Committee will evaluate what actions may be necessary to address our shareholders’ concerns.

VOTE REQUIRED

The Board recommends that you vote “For” the non-binding advisory resolution approving the compensation of our named executive officers, as disclosed in this proxy statement. To be approved, this proposal must receive a “For” vote from a majority in voting power of the votes cast by the holders of all shares of stock present or represented at the Annual Meeting and voting on this proposal. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table provides information about our executive officers, including their ages, as of June 1, 2020. Mr. Lolmaugh’s background is described above under “Proposal 1 – Election of Directors—Directors and Nominees.”

Name	Age	Position
Cabell H. Lolmaugh	41	Chief Executive Officer, President and Director
Nancy DiMattia	59	Senior Vice President and Chief Financial Officer
Mark B. Davis	40	Vice President Investor Relations and Chief Accounting Officer

Nancy DiMattia was appointed as our Senior Vice President and Chief Financial Officer on September 6, 2019. Prior to such appointment, Ms. DiMattia provided consulting services to us from July 2019 until September 2019. Before joining us, Ms. DiMattia gained over twenty-five years of experience in financial reporting and accounting processes in positions of increasing responsibility at Virginia Tile Company. She most recently served as the Corporate Controller from 2005 until March 2019. During her tenure at Virginia Tile Company, she was responsible for establishing sound financial management, promoting effective internal accounting controls, developing and leading highly competent accounting teams, and maintaining a documented system of accounting policies and procedures. She has an Associate in Commerce degree, with a concentration in accounting, from Henry Ford College in Dearborn, Michigan.

Mark B. Davis was appointed Vice President Investor Relations and Chief Accounting Officer on September 6, 2019. He previously served as our Controller since 2014. Prior to joining us, Mr. Davis worked for Target Corporation for five years in various financial reporting and accounting management positions.  Prior to joining Target Corporation, Mr. Davis worked for KPMG LLP for eight years, where he earned his CPA certification.  Mr. Davis holds a Bachelor of Science degree in accounting and management from the University of Minnesota – Twin Cities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses our policies and decisions with respect to the compensation of our executive officers named in the “Summary Compensation Table” below and the most important factors relevant to an analysis of these policies and decisions. The “named executive officers” to whom this discussion applies are:

•	Cabell H. Lolmaugh, Chief Executive Officer and President;

•	Nancy DiMattia, Senior Vice President and Chief Financial Officer (since September 6, 2019);

•	Kirk L. Geadelmann, former Senior Vice President and Chief Financial Officer (through September 6, 2019); and

•	Mark B. Davis, Vice President of Investor Relations and Chief Accounting Officer (since September 6, 2019).

Impact of COVID-19

In light of the impact the COVID-19 pandemic has had on the global economy and retail industry and us in particular, we have taken certain measures to mitigate the financial impact of the pandemic on us. While we did not reduce the compensation earned by the named executive officers during 2019, which is the subject of this compensation discussion and analysis and the executive compensation tables, since such compensation was earned prior to the COVID-19 pandemic, we have taken measures to adjust compensation during the year ending December 31, 2020, as described under “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program Components—Base Salary,” “Executive Compensation—Offer Letter and Separation Agreements” and “Director Compensation” in this proxy statement.

Overview

We recognize that our ability to excel depends on the integrity, knowledge, imagination, skill, diversity, and teamwork of our employees. To this end, we strive to create an environment of mutual respect, encouragement, and teamwork that rewards commitment and performance and is responsive to the needs of our employees. The principles and objectives of our compensation and benefits programs for our employees generally, and for our named executive officers specifically, are to:

•	Align compensation incentives with our corporate strategies, business, and financial objectives and the long-term interests of our shareholders;

•	Motivate, reward and retain executives whose knowledge, skills, and performance ensure our continued success; and

•	Ensure that total compensation is fair, reasonable, and competitive.

Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that each individual element, to some extent, serves each of our objectives. Further, while each of our executive officers has not been, and may not be, compensated with all individual compensation elements, we believe that the compensation provided to each individual executive officer is, and will be, consistent with the overall compensation philosophy and objectives set forth above.

Compensation Determination Process

We review executive compensation annually, including evaluating our philosophy and compensation program as circumstances require. As part of this review process, we expect to apply the values and the objectives outlined above, together with consideration of the levels of compensation that we would be willing to pay to ensure that our compensation remains competitive and meets our retention objectives in light of the cost to us if we were required to replace a key employee. In addition, we consider the results of non-binding advisory votes on named executive officer compensation, commonly referred to as “say-on-pay” votes. At our 2019 Annual Meeting, we held a say-on-pay vote on the compensation of our named executive officers as described in the proxy statement for that meeting. Shareholders approved the compensation of the named executive officers by a favorable vote exceeding 99% of votes cast, including abstentions. We are mindful of the opinions of our shareholders and considered these results when deciding to retain our general compensation philosophy and core objectives for the upcoming fiscal year.

In 2016, our Compensation Committee engaged Willis Towers Watson as a compensation consultant and considered executive compensation metrics on a peer group of companies in our industry when assessing executive compensation. Since the 2016 engagement, the Compensation Committee periodically consults with Willis Towers Watson regarding executive compensation matters. We believe that such information, together with other information obtained by the members of our Compensation Committee, helps ensure that our compensation program remains competitive. We anticipate that our Compensation Committee will continue to make adjustments in executive compensation levels in the future as a result of this market comparison process. Willis Towers Watson meets the independence standards specified by the SEC, and the Compensation Committee believes that the work Willis Towers Watson performed did not raise a conflict of interest.

The compensation levels of our named executive officers reflect, to a significant degree, the varying roles and responsibilities of such executives.

Executive Compensation Program Components

Base Salary.  Base salaries of our named executive officers are initially established through arm’s-length negotiation at the time an executive is hired, taking into account such executive’s qualifications, experience, and prior salary. Base salaries of our named executive officers are reviewed periodically by our Chief Executive Officer, and in the case of our Chief Executive Officer’s base salary, by our Board, and adjustments to base salaries are approved based on the scope of an executive’s responsibilities, individual contribution, prior experience, and sustained performance. Decisions regarding salary adjustments may take into account the executive officer’s current salary, equity or equity-linked interests, and the amounts paid to an executive officer’s peers within our organization. In making decisions regarding salary adjustments, we may also draw upon the experience of members of our Board with other companies. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our named executive officers. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

Our Chief Executive Officer and President, Cabell H. Lolmaugh, was promoted to his current position effective January 1, 2019 at a base salary of $350,000 on an annualized basis. Prior to holding this position, Mr. Lolmaugh served as our Senior Vice President and Chief Operating Officer beginning in February 2018 at a base salary of $250,000. In response to the impact of the COVID-19 pandemic, the Board approved, and Mr. Lolmaugh agreed to, a temporary reduction of his annualized salary to $280,000 in April 2020.

Our current Senior Vice President and Chief Financial Officer, Nancy DiMattia, was appointed in September 2019 at an annual base salary of $250,000. In response to the impact of the COVID-19 pandemic, the Board approved, and Ms. DiMattia agreed to, a temporary reduction of her annualized salary to $200,000 in April 2020.

Our former Senior Vice President and Chief Financial Officer, Kirk Geadelmann, was hired in August 2014 at an annual base salary of $210,000. The Compensation Committee subsequently approved increases to Mr. Geadelmann’s base salary to $212,000 in February 2015, to $250,000 in April 2016, and to $285,000 in February 2017, each on an annualized basis. Effective January 1, 2019, Mr. Geadelmann’s salary was increased to $300,000. Mr. Geadelmann notified us of his intention to resign in August 2019 and resigned as our Senior Vice President and Chief Financial Officer in September 2019. In connection with Mr. Geadelmann’s separation agreement, he remained an employee of us until December 6, 2019 to help facilitate an orderly transition of the role of Chief Financial Officer, receiving a monthly base salary of $10,000 and continuation of his benefits during such time.

Our Vice President of Investor Relations and Chief Accounting Officer, Mark B. Davis, was appointed in September 2019 at an annual base salary of $182,290. In response to the impact of the COVID-19 pandemic, the Board approved, and Mr. Davis agreed to, a temporary reduction of his annualized salary to $154,947 in April 2020.

The actual base salaries earned by all of our named executive officers in 2019,  2018 and 2017 are set forth in the “Summary Compensation Table.”

2012 Omnibus Award Plan.  In June 2012, our Board and shareholders adopted an equity award plan, which became effective on August 21, 2012. The principal purpose of the equity award plan is to attract, retain, and motivate selected employees, consultants, and directors. As initially adopted, the equity award plan provided for stock based compensation awards. In February 2013, the Compensation Committee and the Board amended the equity award plan to authorize grants of performance-based awards. At the same time, the plan was renamed the 2012 Omnibus Award Plan (the “Omnibus Plan”). The Compensation Committee administers the Omnibus Plan, subject to the right of our Board to assume authority for administration or delegate such authority to another committee of the Board.

Awards under the Omnibus Plan may be granted to individuals who are then our officers, employees, directors, or consultants or are the officers, employees, directors, or consultants of our subsidiaries.

Under the Omnibus Plan, 5,000,000 shares of our common stock have been reserved for issuance pursuant to a variety of stock based compensation awards, including stock options and restricted stock awards.

In the event of a change of control, as such term is defined in the Omnibus Plan, the administrator may, in its sole discretion, accelerate vesting of awards issued under the Omnibus Plan such that 100% of any such award may become vested and exercisable. Additionally, the administrator has complete discretion to structure one or more awards under the Omnibus Plan to provide that such awards will become vested and exercisable on an accelerated basis. The administrator may also make appropriate adjustments to awards under the Omnibus Plan and is authorized to provide for the acceleration, termination, assumption, substitution, or conversion of such awards in the event of a change of control or certain other unusual or nonrecurring events or transactions.

The types of awards we intend to grant under the Omnibus Plan are as follows:

Cash Performance Awards.  In each of February 2017, February 2018, and February 2019, the Board and the Compensation Committee adopted specific performance targets and payout levels for each executive officer for the then-current fiscal year. The Compensation Committee determined that the 2019 target was not met, which resulted in no cash incentive compensation payments to our named executive officers for fiscal year 2019.

For fiscal year 2019, Mr. Lolmaugh was eligible to earn target cash incentive compensation equal to 50% of his year-end base salary, based on our Adjusted EBITDA for the year. For fiscal year 2019, Ms. DiMattia was eligible to earn target cash incentive compensation equal to 50% of her year-end base salary, based on our Adjusted EBITDA for the year, pro-rated for the partial year during which she was an executive officer. For fiscal year 2019, Mr. Geadelmann was eligible to earn target cash incentive compensation equal to 50% of his year-end base salary, based on our Adjusted EBITDA for the year. For fiscal year 2019, Mr. Davis was eligible to earn target cash incentive compensation equal to 40% of his year-end base salary, pro-rated for the partial year during which he was an executive officer, and 25% of his year-end base salary, pro-rated for the partial year during which he was not an executive officer, based on our Adjusted EBITDA for the year. The target incentive compensation was payable if we achieved the Adjusted EBITDA target set forth in our budget, and each of Messrs. Lolmaugh, Geadelmann and Davis and Ms. DiMattia was entitled to receive a partial incentive payment if we achieved at least 90% of our budgeted Adjusted EBITDA, and an incentive of up to double the target incentive amount if we achieved 110% of our budgeted Adjusted EBITDA.

The Compensation Committee reviews and certifies performance following the end of each fiscal year and may also consider discretionary factors when making awards. The Compensation Committee did not approve any payouts of the target cash incentive compensation based on our performance in fiscal years 2017, 2018 or 2019. However, as described below, Ms. DiMattia and Mr. Davis were granted discretionary cash bonuses in 2020 and 2019, respectively, based on their services in 2019 and 2018, respectively.

The cash incentive compensation for which our named executive officers were eligible in fiscal year 2019 is set forth in the “Grants of Plan-Based Awards for Fiscal 2019” table. The actual cash incentive compensation earned by each of our named executive officers in fiscal years 2019, 2018 and 2017 is set forth in the “Summary Compensation Table.”

Equity and Equity-Linked Incentives.  We intend to use equity incentive awards pursuant to our Omnibus Plan to link the interests of our named executive officers with those of our shareholders. The Omnibus Plan provides that the administrator may grant or issue stock options and restricted stock or any combination thereof. Stock options may be either nonqualified stock options or incentive stock options. We expect vesting of these equity incentive awards to be dependent in whole or in part on continued employment, in order to encourage the retention of our named executive officers through the vesting period of the awards. In some cases, vesting may also be partially based on the annual appreciation of our common stock. In determining the size of inducement and ongoing equity awards to our named executive officers, our Compensation Committee considers a number of internal factors, such as the relative job scope, the value of outstanding equity awards, individual performance history, prior contributions to us, and the size of prior awards, as well as external factors such as the levels of unvested equity awards held by our executive officers in relation to their peers at comparable companies. The Compensation Committee also intends to consider the foregoing factors for future awards.

In February 2019, we granted 97,067 non-qualified stock options to Mr. Lolmaugh and Mr. Geadelmann. These stock options were granted pursuant to the Omnibus Plan and are subject to time-based vesting over a four-year period. Mr. Geadelmann’s 2019 grant of non-qualified stock options was forfeited upon the termination of his employment in December 2019.

In February 2019, we granted 6,390 shares of restricted stock to Mr. Davis.  These shares of restricted stock were granted pursuant to the Omnibus Plan. The risks of forfeiture for these shares of restricted stock will lapse in four equal annual installments based on continued service.

In October 2019, we granted 57,472 shares of restricted stock to each of Ms. DiMattia in connection with her hiring and Mr. Davis in connection with his promotion. These shares of restricted stock were granted pursuant to the Omnibus Plan. The risks of forfeiture for these shares of restricted stock will lapse in four equal annual installments based on continued service.

The equity grants made to our named executive officers in fiscal year 2019 are set forth in the “Grants of Plan-Based Awards for Fiscal 2019” table and are discussed in the “Equity Grants” section of this item.

To date in 2020, we have granted 113,976, 28,494, and 14,247 shares of restricted stock to Mr. Lolmaugh, Ms. DiMattia and Mr. Davis, respectively. These shares of restricted stock were granted pursuant to the Omnibus Plan. The risks of forfeiture for these shares of restricted stock will lapse in four equal annual installments based on continued service.

Retirement Savings.  All of our full-time employees, including our named executive officers, are eligible to participate in The Tile Shop 401(k) Retirement Plan. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit, which was $19,000 in 2019 (or $25,000 for employees over 50), and to have the amount of this reduction contributed to the 401(k) plan. In fiscal years 2017, 2018 and 2019,  we made a matching contribution of $0.50 for every $1.00 that each applicable employee contributed to the 401(k) plan, up to a maximum of 5% of such employee’s salary. Each year, this matching contribution vests as to 20% of the aggregate matching contributions for such employee, such that all past and future matching contributions will be vested after the employee has been employed by us for a period of five years.

Perquisites.  From time-to-time, we have provided certain of our named executive officers with perquisites that we believe are reasonable. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe they can be useful in attracting, motivating, and retaining executive talent. We believe that these additional benefits may assist our executive officers in performing their duties and provide time efficiencies for our executive officers in appropriate circumstances, and may consider providing additional perquisites in the future. There are no material perquisites to our named executive officers that are contractual obligations pursuant to written agreements. All future practices regarding perquisites will be approved and subject to periodic review by our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the fiscal year ended December 31, 2019.

Compensation Committee of the Board of Directors*:

Peter J. Jacullo III

* Christopher T. Cook and Todd Krasnow also served on the Compensation Committee during 2019, prior to their respective resignations from the Board.

Summary Compensation Table for Fiscal 2019

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2017 through December 31, 2019 by each of the named executive officers for each year in which each individual was a named executive officer. The positions listed are those held as of December 31, 2019.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Cabell Lolmaugh(3)	2019	350,000		-		-	249,918	-	5,208	(4)	605,126
Chief Executive Officer and	2018	240,625	(5)	-		124,875	125,392	-	3,631		494,523
President

Nancy DiMattia(6)	2019	79,166	(7)	30,000	(8)	100,001	-	-	37,302	(9)	246,469
Senior Vice President and
Chief Financial Officer

Kirk L. Geadelmann(6)	2019	235,000	(10)	-		-	249,918	-	5,313	(4)	490,231
Former Senior Vice President	2018	285,000		-		49,950	49,950	-	7,125		392,025
and Chief Financial Officer	2017	279,977		-		222,290	224,152	-	14,145		740,564

Mark Davis(6)	2019	182,290	(11)	44,245	(12)	140,002	-	-	5,663	(4)	372,200
Vice President Investor
Relations and Chief
Accounting Officer

(1)

The value of stock awards and options in this table represents the fair value of such awards granted or modified during the fiscal year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used to determine the valuation of the awards are discussed in Note 11 to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)	Represents incentive compensation paid based on our achievement of Adjusted EBITDA financial goals. See “Non-Equity Incentive Plan Compensation” below for additional discussion.
(3)

Mr. Lolmaugh was appointed Chief Executive Officer and President on January 1, 2019. He previously served as our Senior Vice President and Chief Operating Officer from February 2018 through December 2018. Mr. Lolmaugh was not a named executive officer in fiscal year 2017.

(4)	Represents employer 401(k) contributions.
(1)

Includes base salary received by Mr. Lolmaugh for services as Vice President and Chief Operating Officer from February 19, 2018 through December 31, 2018 and base salary received by Mr. Lolmaugh for services as Vice President, Retail Stores, from January 1, 2018 through February 18, 2018.

(5)

Ms. DiMattia and Mr. Davis were not named executive officers in 2017 or 2018. They were appointed to their current positions on September 6, 2019. Mr. Geadelmann resigned as Senior Vice President and Chief Financial Officer effective September 6, 2019, but continued to serve as our employee until December 6, 2019, in order to facilitate an orderly transition of the role of Chief Financial Officer.

(2)	Includes base salary received by Ms. DiMattia for services as Senior Vice President and Chief Financial Officer from September 6, 2019 to December 31, 2019.
(3)

Represents a bonus awarded to Ms. DiMattia in 2020 for individual performance in 2019. This bonus was negotiated in connection with Ms. DiMattia becoming our employee and was payable if Ms. DiMattia’s performance during 2019 met Mr. Lolmaugh’s expectations. Mr. Lolmaugh determined Ms. DiMattia’s 2019 performance met such expectations.

(4)	Represents $36,000 received for consulting services rendered in 2019 prior to Ms. DiMattia becoming an employee and $1,302 of employer 401(k) contributions.
(6)

Includes $205,000 in base salary received by Mr. Geadelmann for services as Senior Vice President and Chief Financial Officer from January 1, 2019 through September 6, 2019 and $30,000 in base salary received by Mr. Geadelmann from September 6, 2019 through December 6, 2019. Pursuant to his separation agreement with us, following his September 6, 2019 resignation as Senior Vice President and Chief Financial Officer, Mr. Geadelmann continued to serve as our employee through December 6, 2019, during which time he received a monthly base salary of $10,000 and continued to receive his current benefits.

(7)

Includes base salary received by Mr. Davis for services as Vice President Investor Relations and Chief Accounting Officer from September 6, 2019 to December 31, 2019 and base salary received by Mr. Davis for services as Controller from January 1, 2019 through September 5, 2019.

(5)	Represents a discretionary bonus awarded to Mr. Davis in 2019 related to services rendered in 2018.

Grants of Plan-Based Awards for Fiscal 2019

The following table sets forth certain information regarding grants of plan-based awards during the fiscal year ended December 31, 2019:

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards ($)(1)			All other stock awards: Number of shares of stock or units (#)		All other option awards: Number of securities underlying options (#)		Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Cabell Lolmaugh	2/20/2019	-	-	-	-		97,067	(2)	6.26	249,918
Cabell Lolmaugh	N/A	4,375	175,000	350,000	-		-		-	-
Nancy DiMattia	10/23/2019	-	-	-	57,472	(3)	-		-	100,001
Nancy DiMattia	N/A	1,042	41,667	83,333	-		-		-	-
Kirk Geadelmann	2/20/2019	-	-	-	-		97,067	(2)	6.26	249,918
Kirk Geadelmann	N/A	3,750	150,000	300,000	-		-		-	-
Mark Davis	2/20/2019	-	-	-	6,390	(3)	-		-	40,001
Mark Davis	10/23/2019	-	-	-	57,472	(4)	-		-	100,001
Mark Davis	N/A	1,367	54,687	109,374	-		-		-	-

(1)

Incentive compensation based on our achievement of Adjusted EBITDA financial goals for fiscal 2019. Messrs. Lolmaugh and Geadelmann and Ms. DiMattia were each eligible to earn target cash incentive compensation equal to 50% of their respective base salaries, pro-rated for Ms. DiMattia based on the partial year during which she was an executive officer, based on our Adjusted EBITDA for the year. Mr. Davis was eligible to earn target cash incentive compensation equal to 40% of his year-end base salary, pro-rated based on the partial year during which he was an executive officer, and 25% of his year-end base salary, pro-rated based on the partial year during which he was not an executive officer, based on our Adjusted EBITDA for the year.  The target incentive compensation was payable if we achieved the Adjusted EBITDA target set forth in our budget. Messrs. Lolmaugh, Geadelmann and Davis and Ms. DiMattia were each entitled to receive a partial incentive payment if we achieved at least 90% of our budgeted Adjusted EBITDA, and an incentive of up to double the target incentive amount if we achieved 110% of our budgeted Adjusted EBITDA.

(2)

Represents options to acquire shares of common stock that will vest and become exercisable in four equal annual installments beginning on February 20, 2020. Mr. Geadelmann forfeited all options from this grant as of December 6, 2019.

(3)	Represents shares of restricted stock for which the risk of forfeiture will lapse in four equal annual installments beginning on October 23, 2020 based on continued service.
(4)	Represents shares of restricted stock for which the risk of forfeiture will lapse in four equal annual installments beginning on February 20, 2020 based on continued service.

Offer Letter and Separation Agreements

In June 2014, as the result of arm’s length negotiations, we entered into an offer letter agreement with Mr. Geadelmann setting forth the terms and conditions of his employment as our Chief Financial Officer. In September 2019, we entered into a separation agreement with Mr. Geadelmann, pursuant to which he agreed to remain our employee to help facilitate an orderly transition of the role of Chief Financial Officer until December 6, 2019, during which time he received a monthly salary of $10,000.  Additionally, at the end of the three-month transition period, we entered into a stock option modification agreement, which provided that all vested options held by Mr. Geadelmann as of December 6, 2019 remain exercisable for a period of one year following the end of his employment, rather than 90 days, as provided for in the respective stock option award agreements, as consideration of release of claims by Mr. Geadelmann executed at that time. All unvested options as of December 6, 2019 were forfeited.

In February 2018, as the result of arm’s length negotiations, we entered into an offer letter agreement with Mr. Lolmaugh setting forth the terms and conditions of his employment as our Senior Vice President and Chief Operating Officer. Effective January 1, 2019, we updated Mr. Lolmaugh’s offer letter agreement to reflect his new title of Chief Executive Officer and President and to memorialize certain compensation changes related to his promotion. All other terms of his offer letter agreement remained unchanged.

In September 2019, as the result of arm’s length negotiations, we entered into offer letter agreements with Ms. DiMattia and Mr. Davis setting forth the terms and conditions of their employment as our Senior Vice President and Chief Financial Officer and our Vice President of Investor Relations and Chief Accounting Officer, respectively.

In response to the impact of the COVID-19 pandemic, the Board approved, and Mr. Lolmaugh, Ms. DiMattia and Mr. Davis each agreed to, a temporary reduction of his or her annualized salary to $280,000, $200,000 and $154,947, respectively.  All other terms of their offer letter agreements remained unchanged.

Pursuant to the offer letter agreement, Messrs. Lolmaugh and Davis and Ms. DiMattia are entitled to receive severance benefits if their employment is terminated by us without severance cause at any time or if they resign for good reason (as such terms are defined in the offer letter agreements), subject to execution of a full release in our favor. In such an event, Messrs. Lolmaugh and Davis and Ms. DiMattia are entitled to continued payment of their base salary for six months and an additional payment in an amount equal to six times our contribution amount for the monthly health insurance premium for them during the month immediately prior to termination. Upon a change of control (as such term is defined in the Omnibus Plan), Messrs. Lolmaugh and Davis and Ms. DiMattia are also entitled to full vesting acceleration with respect to any unvested equity awards if they are not offered employment by the successor entity, or if they are terminated without cause (as defined in the Omnibus Plan) or constructively terminated prior to the first anniversary of the change of control.

As defined in the offer letter agreements, “severance cause” means (1) the employee’s willful misconduct in connection with employment or willful failure to perform responsibilities in the best interests of us, as determined by the Board; (2) conviction of, or plea of nolo contendere or guilty to, a felony other than an act involving a traffic related infraction; (3) any act of fraud, theft, embezzlement or other material dishonesty by the employee which harmed us; (4) intentional violation of a federal or state law or regulation applicable to our business, which violation was or is reasonably likely to be injurious to us; or (5) the employee’s repeated failure to perform his or her duties and obligations of his or her position with us, which failure is not cured within thirty (30) days after notice of such failure from the Board. “Good reason” exists if an employee resigns as a result of (1) a material reduction in annual base salary or job responsibility or (2) the relocation of the employee’s principal office location to a facility or location located more than 50 miles from his or her current principal office location. The full definition of “severance cause” and “good reason” is set forth in the offer letter agreements.

For purposes of the Omnibus Plan, subject to exceptions set forth in the Omnibus Plan, a “change in control” generally includes (1) the acquisition of more than 50% of our common stock; (2) the incumbent Board ceasing to constitute a majority of the Board during any period of two consecutive years; (3) a merger, consolidation, reorganization or business combination, or a sale of substantially all of our assets; and (4) shareholder approval of our complete liquidation or dissolution. “Cause,” as defined in the Omnibus Plan, generally means any act or omission the Compensation Committee determines constitutes cause for termination, including (1) a material violation of any of our policies, including the Code of Business Conduct and Ethics; (2) embezzlement from, or theft of, our property; (3) willful failure to perform, or gross negligence in the performance of, assigned duties; or (4) other intentional misconduct, whether related to employment or otherwise, which has, or could potentially have, a material adverse effect on our business. The full definition of “change in control” and “cause” is set forth in the Omnibus Plan.

In connection with their offer letter agreements, each of Messrs. Lolmaugh, Geadelmann, and Davis agreed not to compete, directly or indirectly, with us, and each of Messrs. Lolmaugh, Geadelmann, and Davis and Ms. DiMattia agreed not to solicit any of our employees or business contacts, during the term of their employment and for a period of one year thereafter.

Consulting Agreement

Prior to being appointed as our Senior Vice President and Chief Financial Officer on September 6, 2019, Nancy DiMattia provided consulting services to us from July 2019 until September 2019. Pursuant to Ms. DiMattia’s consulting agreement, we paid Ms. DiMattia a total of $36,000 for her consulting services.

Non-Equity Incentive Plan Compensation

In February 2019, the Board and the Compensation Committee adopted specific performance targets and payout levels for each executive officer for the then-current fiscal year.  For fiscal year 2019, Messrs. Lolmaugh and Geadelmann and DiMattia were eligible to earn target cash incentive compensation equal to 50% of their year-end base salary, pro-rated for Ms. DiMattia based on the partial year during which she was an executive officer, based on our Adjusted EBITDA for the year.  For fiscal year 2019, Mr. Davis was eligible to earn target cash incentive compensation equal to 40% of his year-end base salary, pro-rated for the partial year during which he was an executive officer, and 25% of his year-end base salary, pro-rated for the partial year during which he was not an executive officer, based on our Adjusted EBITDA for the year.  The target compensation was payable if we achieved the Adjusted EBITDA target set forth in our budget.  Each of Messrs. Lolmaugh, Geadelmann and Davis and Ms. DiMattia was entitled to receive a partial incentive payment if we achieved at least 90% of our budgeted Adjusted EBITDA and an incentive of up to double the target incentive amount if we achieved 110% of our budgeted Adjusted EBITDA. We calculate Adjusted EBITDA by taking net income calculated in accordance with accounting principles generally accepted in the United States and adjusting for interest expense, income taxes, depreciation and amortization, and stock based compensation expense. See below for a table setting forth the performance targets and payout levels under the plan:

Percentage of budgeted Adjusted EBITDA achieved*	Percentage of incentive compensation target earned**
110%	200%
105%	150%
100%	100%
95%	50%
90%	2.5%

* Payout levels for percentages between the listed ranges are proportionately adjusted.

** 200% is the maximum payout level and 0% is the minimum payout level (for achievement of less than 90% of budgeted Adjusted EBITDA).

The actual Adjusted EBITDA we achieved in fiscal year 2019 was $34.8 million (which was 58% of the Adjusted EBITDA target).  This determination of the Adjusted EBITDA target resulted in no cash incentive compensation payments to our named executive officers for fiscal year 2019. However, Ms. DiMattia received a bonus of $30,000 in 2020, related to her services in fiscal 2019, and Mr. Davis received a discretionary bonus of $44,245 in 2019, related to his services in fiscal 2018.

Equity Grants

All stock options and restricted stock awards issued in fiscal year 2019 to named executive officers were issued pursuant to the Omnibus Plan. Pursuant to the Omnibus Plan, in the event of a change in control, any unvested equity awards may be accelerated at the sole discretion of the Compensation Committee.

We have also provided for the acceleration of vesting of equity awards granted to Messrs. Lolmaugh, and Davis and Ms. DiMattia in the event of our change of control pursuant to their offer letter agreements. In the event of a change of control, if they are terminated without cause or are otherwise constructively terminated prior to the first anniversary of the change of control, the vesting of any unvested awards will be accelerated in full immediately prior to such termination. We believe that these acceleration opportunities will further align the interests of our executives with those of our shareholders by providing our executives an opportunity to benefit alongside our shareholders in a corporate transaction.

Outstanding Equity Awards at Fiscal Year-end for Fiscal  2019

The following table sets forth certain information regarding outstanding equity awards held by the named executive officers as of December 31, 2019:

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)
Cabell Lolmaugh	8/21/2012	2,750	-		10.00	8/21/2022		-		-	-	-
Cabell Lolmaugh	10/21/2014	5,700	-		8.58	10/21/2021		-		-	-	-
Cabell Lolmaugh	7/14/2015	1,291	322	(1)	14.19	7/14/2022		-		-	-	-
Cabell Lolmaugh	10/17/2017	-	-		-	-		6,024	(2)	10,181	-	-
Cabell Lolmaugh	11/6/2017	13,450	13,450	(3)	8.50	11/6/2027		-		-	-	-
Cabell Lolmaugh	2/22/2018	14,000	42,000	(4)	5.55	2/22/2028		-		-	-	-
Cabell Lolmaugh	2/22/2018	-	-		-	-		16,875	(5)	28,519	-	-
Cabell Lolmaugh	2/20/2019	-	97,067	(6)	6.26	2/20/2029		-		-	-	-
Nancy DiMattia	10/23/2019	-	-		-	-		57,472	(7)	97,128	-	-
Kirk Geadelmann	8/12/2014	100,000	-		10.93	8/12/2021	(8)	-		-	-	-
Kirk Geadelmann	4/20/2016	7,500	-		18.15	4/20/2026	(8)	-		-	-	-
Kirk Geadelmann	5/11/2017	6,600	-		20.35	5/11/2027	(8)	-		-	-	-
Kirk Geadelmann	11/2/2017	13,250	-		8.60	11/2/2027	(8)	-		-	-	-
Mark Davis	10/21/2014	20,000	-		8.58	10/21/2021		-		-	-	-
Mark Davis	7/14/2015	2,190	547	(1)	14.19	7/14/2022		-		-	-	-
Mark Davis	11/6/2017	2,700	2,700	(3)	8.50	11/2/2027		-		-	-	-
Mark Davis	2/20/2019	-	-		-			6,390	(9)	10,799	-	-
Mark Davis	10/23/2019	-	-		-			57,472	(7)	97,128	-	-

 * Based on the closing stock price of our common stock of $1.69 on December 31, 2019, the last trading day of the 2019 fiscal year.

(1)	These options become exercisable on July 14, 2020.
(2)	The risks of forfeiture for these shares of restricted stock will lapse in two equal annual installments beginning on October 17, 2020.
(1)	These options become exercisable in two equal annual installments beginning on November 6, 2020.
(3)	These options become exercisable in three equal annual installments beginning on February 22, 2020.
(2)	The risks of forfeiture for these shares of restricted stock will lapse in three equal annual installments beginning on February 22, 2020.
(3)	These options become exercisable in four equal annual installments beginning on February 20, 2020.
(4)	The risks of forfeiture for these shares of restricted stock will lapse in four equal annual installments beginning on October 23, 2020.
(4)

As consideration of release of claims by Mr. Geadelmann, we modified his stock option terms to permit him to exercise all vested options as of December 6, 2019 for a period of one year, rather than 90 days, as provided for in the respective stock option award agreements, following the end of his employment. All of Mr. Geadelmann’s unvested stock options were forfeited as of December 6, 2019.

(5)	The risk of forfeiture for these shares of restricted stock will lapse in four equal installments beginning on February 20, 2020.

Option Exercises and Stock Vested for Fiscal 2019

The following named executive officers exercised stock options or had restricted common stock vest during the fiscal year ended December 31, 2019. Neither Ms. DiMattia nor Mr. Davis exercised any stock options or had any restricted common stock vest during the 2019 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Cabell Lolmaugh	8,637	(1)	43,784
Kirk Geadelmann	7,212	(2)	29,383

(1)	The 8,637 shares that vested during 2019 include 2,942 shares that were withheld to cover taxes and 5,695 that were issued to Mr. Lolmaugh.
(2)	The 7,212 shares that vested during 2019 include 2,437 shares that were withheld to cover taxes and 4,775 shares that were issued to Mr. Geadelmann.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during the fiscal year ended December 31, 2019.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was paid to or earned by the named executive officers during the fiscal year ended December 31, 2019.

Potential Payments Upon Termination or Change in Control

As discussed above in connection with each named executive officer’s offer letter agreement, Messrs. Lolmaugh and Davis and Ms. DiMattia are eligible to receive severance benefits in the event that their employment is terminated by us without severance cause or by the employee for good reason. Additionally, Messrs. Lolmaugh and Davis and Ms. DiMattia are entitled to full vesting of any outstanding equity awards if, in the event of a change of control, they are not offered employment by the successor entity, or they are terminated without cause or are otherwise constructively terminated prior to the first anniversary of the change of control. Additional information regarding non-competition and non-solicitation provisions and Mr. Geadelmann’s separation agreement is disclosed above under “Offer Letter and Separation Agreements.”

The amounts payable by us to each of our currently employed named executive officers, assuming that each individual’s employment had terminated on December 31, 2019, under each scenario are as follows:

Name	In Connection with a Change in Control ($)(1)	By Company Not for Cause ($)(2)	By NEO for Good Reason ($)(2)
Cabell Lolmaugh	217,201	178,501	178,501
Nancy DiMattia	223,927	126,799	126,799
Mark Davis	200,871	92,944	92,944

(1)

Unless otherwise noted, represents lapse of the risks of forfeiture, as applicable, on all outstanding shares of restricted stock and full vesting of all outstanding options to purchase common stock, based on the closing stock price of our common stock of $1.69 on December 31, 2019, the last trading day of the 2019 fiscal year.

(2)

Represents continued payment of six-months base salary and an additional payment in an amount equal to six times our contribution amount for the monthly health insurance premium for them during the month immediately prior to termination.

Mr. Geadelmann did not receive any severance benefits or any accelerated vesting of his equity awards in connection with the termination of his employment in December 2019, but, as described above, in connection with his termination of employment and as consideration for a release of claims, we agreed that Mr. Geadelmann would have a period of one year following the end of his employment, rather than 90 days, to exercise his vested stock options. All unvested options as of December 6, 2019 were forfeited.

PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Lolmaugh, who served as our Chief Executive Officer during fiscal year 2019. The pay ratio included below is a reasonable estimate calculated in a manner consistent with the regulations.

For 2019, our last completed fiscal year:

•	the median of the annual total compensation of all our employees (other than Mr. Lolmaugh) was $40,219; and
•	the annual total combined compensation of Mr. Lolmaugh, as reported in the above Summary Compensation Table, was $605,126.

Based on this information, for fiscal year 2019, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 15 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we did the following:

Employee Count. We determined that, as of December 15, 2019, our employee population consisted of approximately 1,642 individuals all located in the United States. We selected December 15, 2019, which is within the last three months of 2019, as the date upon which we would identify the median employee because it enabled us to make such identification in a reasonably efficient and economical manner. Our employee population for purposes of the pay ratio calculation consisted of approximately 1,642 individuals, all of whom were located in the United States. We have excluded approximately three employees located in China from the pay ratio calculation pursuant to the de minimis exemption, as our employee population in China is less than 1% of our total employee population.

Median Employee. To identify the median employee from our employee population, we compared the amount of salary, wages, tips and overtime pay of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2019. In making this determination, we annualized the compensation of any full-time employees who were hired in 2019 and were working for us on December 15, 2019, but did not work for us the entire fiscal year. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our included employees are located in the United States, as is our Chief Executive Officer, we did not make any cost-of-living adjustments in identifying the median employee.

Median Employee Total Compensation. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $40,219. The difference between such employee’s salary, wages, tips and overtime pay and the employee’s annual total compensation represents the value of our matching contributions to participants in The Tile Shop 401(k) Retirement Plan (estimated at $1,006).

Chief Executive Officer’s Total Compensation. As disclosed in the Summary Compensation Table, Mr. Lolmaugh had annual total compensation of $605,126 which included base salary of $350,000, employer 401(k) contributions totaling $5,208, and 97,067 stock options to acquire our common stock at an exercise price of $6.26 with a fair value of $249,918 on the date of grant.

DIRECTOR COMPENSATION

Each of our non-employee directors receives an annual fee of $100,000 and the chairperson of our Board receives an additional annual fee of $75,000.  The chairperson of the Audit Committee receives an additional annual fee of $40,000 and the chairperson of each of the Compensation Committee and Nominating and Corporate Governance Committee receives an additional annual fee of $15,000. Cash compensation is payable quarterly. Non-employee directors may elect to have  50% or 100% of their annual compensation paid in the form of restricted stock. The annual period for director compensation runs based on the date of the Annual Meeting of Shareholders each year.

In response to the impact of the COVID-19 pandemic, the Board modified our non-employee director compensation to reduce the annual fees payable to the chairpersons of the Board and its committees during the period commencing on the date immediately following the Annual Meeting and concluding on the date of our 2021 Annual Meeting (or such earlier date as the Board determines otherwise). Each of our non-employee directors will continue to receive an annual fee of $100,000. The additional annual fee payable to the chairperson of the Board was reduced from $75,000 to $50,000, the additional annual fee payable to the chairperson of the Audit Committee was reduced from $40,000 to $20,000, and the additional annual fees of $15,000 that were previously payable to the chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee were eliminated.

On July 10, 2018,  Messrs. Cook, Krasnow and Jacullo elected to receive compensation fully in the form of restricted stock granted pursuant to the Omnibus Plan. Messrs. Kamin and Livingston elected to receive compensation as one-half restricted stock and one-half cash compensation, payable quarterly. The number of shares of our restricted stock granted was equal to the quotient obtained by dividing (i) the amount of the annual fee payable to such non-employee director in the form of restricted stock, as set forth above, by (ii) the average closing price on Nasdaq of our common stock over the 30 trading days immediately preceding the date of grant. Messrs. Cook, Krasnow and Jacullo received 14,570, 14,570 and 12,669 shares of restricted stock, respectively. Messrs. Kamin and Livingston received 11,086 and 8,869 shares of restricted stock, respectively. The risk of forfeiture for these restricted shares lapsed on July 10, 2019.

On July 16, 2019, Messrs. Cook, Krasnow, Rucker and Jacullo elected to receive compensation fully in the form of restricted stock granted pursuant to the Omnibus Plan. Messrs. Kamin and Livingston elected to receive compensation as one-half restricted stock and one-half cash compensation, payable quarterly. The number of shares of our restricted stock granted was equal to the quotient obtained by dividing (i) the amount of the annual fee payable to such non-employee director in the form of restricted stock, as set forth above, by (ii) the average closing price on Nasdaq of our common stock over the 30 trading days immediately preceding the date of grant. Messrs. Cook, Krasnow, Rucker and Jacullo received 28,256, 28,256, 24,571 and 24,571 shares of restricted stock, respectively. Messrs. Kamin and Livingston received 21,499 and 17,200 shares of restricted stock, respectively. The risks of forfeiture for these shares of restricted stock generally lapse on July 16, 2020, as the earlier of the Annual Meeting or July 16, 2020, contingent upon the applicable non-employee director’s continued service on our Board.

Mr. Rucker stepped down from his role as the interim Chief Executive Officer on December 31, 2018.  Mr. Rucker received $50,000 of cash compensation between January 1, 2019 and July 10, 2019 as standard non-employee director compensation.  During fiscal year 2019, Mr. Rucker also received a consulting fee of $50,000 for his services as a consultant to us.  As a result of Mr. Rucker’s resignation from the Board on February 12, 2020, the 24,571 restricted shares that had been awarded to Mr. Rucker on July 16, 2019 were forfeited.

In connection with Mr. Cook’s resignation from the Board on October 19, 2019, the Board modified Mr. Cook’s restricted share award to accelerate the vesting of one-fourth of the total number of restricted shares awarded for the services rendered between the date of the annual meeting and the date of Mr. Cook’s resignation. The remaining restricted shares that had been awarded to Mr. Cook on July 16, 2019 were forfeited.

In connection with Mr. Krasnow’s resignation from the Board on March 24, 2020, the Board modified Mr. Krasnow’s restricted share award to accelerate the vesting of the 28,256 shares that had been awarded to Mr. Krasnow on July 16, 2019.

Director Compensation Table for Fiscal 2019

The following table summarizes the compensation paid to each non-employee director during the fiscal year ended December 31, 2019.  Mr. Lolmaugh does not receive any separate compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)(2)		All Other Compensation ($)		Total ($)
Christopher T. Cook	-		140,644	(6)	-		140,644
Peter H. Kamin	87,500	(3)	90,296		-		177,796
Todd Krasnow	-		118,675	(7)	-		118,675
Peter J. Jacullo III	-		103,198		-		103,198
Philip B. Livingston	70,000	(4)	72,240		-		142,240
Robert Rucker	50,000	(5)	103,198	(8)	50,000	(9)	203,198

(1)

The table reflects the grant date fair value, as computed in accordance with Topic 718, of the director restricted share awards granted or modified in fiscal year 2019. The assumptions used to determine the valuation of the awards are discussed in Note 11 to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)

The aggregate number of shares of restricted stock held by each of the directors listed in the table above as of December 31, 2019 was as follows: Mr. Cook, 0; Mr. Kamin, 21,499; Mr. Krasnow, 28,256; Mr. Jacullo, 24,571; Mr. Livingston, 17,200; and Mr. Rucker, 24,571. These shares of restricted stock were granted to the directors on July 16, 2019. The risks of forfeiture for these restricted shares generally lapse in full on July 16, 2020, as the earlier of our Annual Meeting or July 16, 2020, except as otherwise provided by the Board in connection with the resignation of Messrs. Cook and Krasnow.

(1)

Represents payments of $43,750 paid to Mr. Kamin in fiscal year 2019 for the period from January 1, 2019 to July 10, 2019 due to the election to receive in cash one-half of director compensation for the prior service period and payments of $43,750 paid to Mr. Kamin in fiscal year 2019 for the period from July 16, 2019 to December 31, 2019 due to the election to receive in cash one-half of director compensation for the current service period.

(2)

Represents payments of $35,000 to Mr. Livingston in fiscal year 2019 for the period from January 1, 2019 to July 10, 2019 due to the election to receive in cash one-half of director compensation for the prior service period and payments of $35,000 to Mr. Livingston in fiscal year 2019 for the period from July 16, 2019 to December 31, 2019 due to the election to receive in cash one-half of director compensation for the current service period.

(3)

Represents payments of $50,000 to Mr. Rucker in fiscal year 2019 for the period from January 1, 2019 to July 10, 2019 as standard non-employee director compensation following his decision to step down from the role of interim Chief Executive Officer on December 31, 2018.

(4)

Represents the sum of the grant date fair value of the restricted shares awarded to Mr. Cook on July 16, 2019 and the incremental fair value resulting from the modification of Mr. Cook’s restricted stock award on October 19, 2019. The grant date fair value of the 28,256 shares that were awarded on July 16, 2019 was $118,675. In connection with Mr. Cook’s resignation from the Board on October 19, 2019, the Board modified Mr. Cook’s restricted share award to accelerate the vesting of one-fourth of the total number of shares awarded for the services rendered between the date of the 2019 Annual Meeting and the date of Mr. Cook’s resignation. The incremental fair value of the 7,064 shares that were accelerated was $21,969 on the date of the modification. The remaining 21,192 restricted shares that had been awarded to Mr. Cook on July 16, 2019 were forfeited.

(5)

Represents the grant date fair value of the restricted shares awarded to Mr. Krasnow on July 16, 2019. In connection with Mr. Krasnow’s resignation from the Board on March 24, 2020, the Board modified Mr. Krasnow’s restricted share award to accelerate the vesting of the 28,256 restricted shares that had been awarded to Mr. Krasnow. The incremental fair value of the 28,256 shares that were accelerated was $14,128 on the date of the modification. The value of this modification is not included in the Director Compensation Table for Fiscal 2019 as this action occurred in 2020.

(6)

Represents the grant date fair value of restricted shares awarded to Mr. Rucker on July 16, 2019. In connection with Mr. Rucker’s resignation from the Board on February 12, 2020, the 24,571 restricted shares that had been awarded to Mr. Rucker were forfeited.

(7)	Represents consulting fees of $50,000 received by Mr. Rucker for his services as a consultant to us during 2019.

Standstill Agreements

On January 10, 2020, our then-serving directors delivered Director Standstill Commitments to us. Each director committed not to, directly or through any affiliate, purchase any shares of our common stock if, as a result of such purchase, (i) the director would beneficially own in the aggregate more than 5% of the issued and outstanding shares of our common stock, provided that if the director already beneficially owned more than 5% of the issued and outstanding shares of our common stock, then the director will not purchase any additional shares, or (ii) to the knowledge of the director, all of our then-serving directors would together in the aggregate beneficially own in excess of 50% of our issued and outstanding shares of common stock. Our future grants of equity compensation to the directors are not covered by these commitments as long as such grants are substantially consistent with our past practices and are made in connection with the director’s role as a member of the Board.

The restrictions described above do not prohibit any of the directors from directly or indirectly making an offer to acquire, and/or consummating the acquisition of, all of our issued and outstanding shares of common stock pursuant to a merger or other agreement entered into with us in compliance with applicable law that is approved by (i) a majority of the members of the Board not including any of our directors participating directly or indirectly as an acquiror in such acquisition and (ii) the holders of a majority of the shares of our common stock not including the shares that are beneficially owned by the director making the offer, his affiliates or any other party participating directly or indirectly as an acquiror in such acquisition.

The Director Standstill Commitments are binding and irrevocable and extend until the later of (i) two years and (ii) the date upon which the director’s service as a member of the Board ends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described below, since the beginning of our 2018 fiscal year, there have been no transactions, or series of transactions, to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years; and

•

any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family, as defined in Item 404 of Regulation S-K of the Exchange Act and interpreted by the SEC in related guidance (individually, a “related person” and, collectively, the “related persons”) had or will have a direct or indirect material interest.

On July 9, 2018, Fumitake Nishi, a former employee of us and the brother-in-law of Robert A. Rucker, our former Interim Chief Executive Officer and President, former member of the Board, and current holder of more than 5% of our common stock, informed us he had reacquired a majority of the equity of one of our key vendors, Nanyang Helin Stone Co. Ltd (“Nanyang”). Nanyang supplies us with natural stone products, including hand-crafted mosaics, listellos and other accessories. During the years ended December 31, 2019 and 2018, we purchased $5.1 million and $12.0 million of products from Nanyang, respectively. As of December 31, 2019 and 2018, accounts payable due to Nanyang was $1.4 million and $1.2 million, respectively. Mr. Nishi’s employment with us was terminated on January 1, 2014 as a result of several violations of our Code of Business Conduct and Ethics. Certain of those violations involved his undisclosed ownership of Nanyang at that time.

Management and the Audit Committee have evaluated the relationship and determined that it would be in our best interests to continue purchasing products from Nanyang. We believe Nanyang provides an important combination of quality, product availability and pricing, and relying solely on other vendors to supply similar product to us would not be in our best interests. The Audit Committee and management will continue to review future purchases from Nanyang and compare the pricing for products purchased from Nanyang to the pricing of same or similar products purchased from unrelated vendors.

We employed Adam Rucker, son of Robert A. Rucker, our former Interim Chief Executive Officer and President, former member of our Board, and current holder of more than 5% of our common stock, as a Director of Information Technology through December 12, 2018. He was paid $29,025 severance in 2019. In fiscal year 2018, we paid Adam Rucker a total of $112,000. Adam Rucker also received the standard benefits provided to other of our employees during fiscal year 2018.

Prior to being appointed as our Senior Vice President and Chief Financial Officer on September 6, 2019, Nancy DiMattia provided consulting services to us from July 2019 until September 2019. Pursuant to Ms. DiMattia’s consulting agreement, we paid Ms. DiMattia a total of $36,000 for her consulting services. See “Executive Compensation” for additional information.

Compensation arrangements with our named executive officers and directors are described elsewhere in this proxy statement. There are no family relationships among any of our directors or executive officers. From time to time, we employ related persons and other family members of our officers and directors. Consistent with the policy described below, all such employment arrangements involving amounts exceeding $50,000 are reviewed by the Audit Committee. We may also sell products to related persons and related persons may purchase products or services from our suppliers for individual use. If such arrangements fall within the terms of the policy described below, they will also be reviewed by the Audit Committee.

Policies and Procedures for Related Person Transactions

Our Board has in place a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy is administered by our Audit Committee and covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, the amount involved exceeds $50,000 and a related person had or will have a direct or indirect material interest. Our Board determined to set the threshold for approval of related person transactions in the policy at an amount lower than that which may be required to be disclosed under the SEC rules and regulations because we believe that it is appropriate for our Audit Committee to review transactions or potential transactions in which the amount involved exceeds $50,000, as opposed to $120,000 (the minimum disclosure amount for non-smaller reporting companies). Pursuant to this policy, our Audit Committee will consider (a) the relevant facts and circumstances of the related person transaction, including if the related person transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third-party, (b) the extent of the related person’s interest in the related person transaction, (c) whether the related person transaction contravenes the conflict of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, (d) the input of the Chief Financial Officer following due consultation, (e) whether the relationship underlying the related person transaction at issue is believed to serve the best interest of us and our shareholders, and (f) the effect that a director’s related person transaction may have on such director’s status as an independent member of the Board and eligibility to serve on committees of the Board pursuant to SEC rules and Nasdaq listing standards.

Each related person will present to our Audit Committee each proposed related person transaction to which such related person is a party, including all relevant facts and circumstances relating thereto, and will update the Audit Committee as to any material changes to any related person transaction. All related person transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Related party transactions do not include: (i) the payment of compensation by us to our executive officers or directors; (ii) indebtedness due from a related person for transactions in the ordinary course; (iii) a transaction in which the interest of the related person arises solely from ownership of a class of our securities where all holders of that class of securities receive the same benefit, on a pro-rata basis, from the transaction; or (iv) a transaction in which the rates or charges involved are determined by competitive bids. Additionally, certain types of transactions have been pre-approved by our Audit Committee under the policy as not involving a material interest. These pre-approved transactions include transactions in the ordinary course of business where the related party’s interest arises only: (a) from his or her position as a director of another entity that is party to the transaction; (b) from an equity interest of less than 5% in another entity that is party to the transaction (other than a partnership); or (c) from a limited partnership interest of less than 5%, subject to certain limitations. No director will be permitted to participate in the approval of a related person transaction for which he or she is a related party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 1, 2020, information regarding beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors and director nominees; and
•	all of our executive officers, directors and director nominees as a group.

Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of June 1, 2020.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Shares of our common stock that are subject to options currently exercisable or exercisable within 60 days of June 1, 2020 are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group in which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

We have based our calculation of the percentage of beneficial ownership based on 51,375,030  shares of our common stock outstanding on June 1, 2020.

Unless otherwise noted below, the address for each of the shareholders in the table below is c/o Tile Shop Holdings, Inc., 14000 Carlson Parkway, Plymouth, Minnesota, 55441.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Peter J. Jacullo III, Director(1)(12)	8,505,002	16.6%
Peter H. Kamin, Chairman of the Board(2)(12)	6,741,035	13.1%
BlackRock, Inc.(3)	6,448,065	12.6%
Robert A. Rucker (4)(12)	5,530,493	10.8%
Named Executive Officers, Directors and Director Nominees (not otherwise included above):
Cabell Lolmaugh, Chief Executive Officer, President and Director(5)(12)	218,259	*
Nancy DiMattia, Senior Vice President and Chief Financial Officer(6)	85,966	*
Mark B. Davis, Vice President Investor Relations and Chief Accounting Officer(7)	114,432	*
Philip B. Livingston, Director(8)(12)	56,083	*
Mark J. Bonney, Director Nominee	-	*
Deborah K. Glasser, Director Nominee(9)	16,955	*
Linda Solheid, Director Nominee	-	*
Kirk Geadelmann, Former Senior Vice President and Chief Financial Officer(10)	147,220	*
All Executive Officers, Directors and Director Nominees as a Group (9 persons)(11)	15,737,732	30.6%

* Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

(1)

Based on a Schedule 13D/A filed with the SEC on January 16, 2020 by JWTS, Inc., a Delaware corporation (“JWTS”), Peter J. Jacullo III, and the Katherine D. Jacullo Children’s 1993 Irrevocable Trust (the “Jacullo Trust”). JWTS directly holds 4,441,180 shares of common stock and has sole voting and dispositive power with respect to such shares. Mr. Jacullo is the President and sole member of the board of directors of JWTS, holds sole voting and dispositive power over the securities held by JWTS, and may be deemed to beneficially own the securities held by JWTS. The Jacullo Trust directly holds 3,676,989 shares of common stock and has sole voting and dispositive power with respect to such shares. Mr. Jacullo is a co-trustee of the Jacullo Trust, holds shared voting and dispositive power over the securities held by the Jacullo Trust, and may be deemed to beneficially own the securities held by the Jacullo Trust. Mr. Jacullo disclaims beneficial ownership of the shares of common stock held by the Jacullo Trust, except to the extent of his pecuniary interest therein. Mr. Jacullo directly holds 386,833 shares of common stock over which he has sole voting and dispositive power, including 24,571 shares of unvested restricted common stock.

(2)

Based on a Schedule 13D/A filed with the SEC on January 14, 2020 by Peter H. Kamin. Includes (i) 1,694,608 shares of common stock held by the Peter H. Kamin Revocable Trust dated February 2003, of which Peter H. Kamin is the trustee; (ii) 1,033,562 shares of common stock held by the Peter H. Kamin Childrens Trust dated March 1997, of which Mr. Kamin is the trustee; (iii) 97,453 shares of common stock held by the Peter H. Kamin Family Foundation, of which Mr. Kamin is the trustee; (iv) 328,711 shares of common stock held by the Peter H. Kamin GST Trust, of which Mr. Kamin is the trustee; (v) 333,307 shares of common stock held by 3K Limited Partnership, of which Mr. Kamin is the general partner; and (vi) 3,253,394 shares of common stock directly held by Mr. Kamin, including 21,499 shares of unvested restricted common stock. Mr. Kamin has sole voting and dispositive power over the shares.

(3)

Based on a Schedule 13G filed with the SEC on January 31, 2019 by BlackRock, Inc. (“BlackRock”), BlackRock holds sole voting power over 6,371,225 shares and sole dispositive power over 6,448,065 shares. BlackRock’s Form 13F filed with the SEC on February 13, 2020 did not disclose any holdings of our common stock. However, we rely on Schedules 13D/G to complete this table, and BlackRock did not file an amendment to its Schedule 13G for the year ended December 31, 2019. The business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)

Based on a Schedule 13D/A filed with the SEC on January 27, 2020 by The Tile Shop, Inc. (“TS, Inc.”) and Robert A. Rucker. Includes 5,452,428 shares of common stock held by TS, Inc., 3,380 shares of common stock held by Mr. Rucker’s spouse, 23,660 shares of common stock held by Mr. Rucker as custodian for minor children under the Uniform Gifts to Minors Act, and 51,025 shares held directly by Mr. Rucker. Mr. Rucker holds sole voting and dispositive power over all such securities. Mr. Rucker is the sole officer and member of the board of directors of TS, Inc., holds sole voting and dispositive power over the securities held by TS, Inc., and may be deemed to beneficially own the securities held by TS, Inc. The principal address for TS, Inc. and Mr. Rucker is 15236 Boulder Pt. Rd., Eden Prairie, MN 55347.

(5)

Includes 131,250 shares of unvested restricted common stock held by Mr. Lolmaugh and options to purchase 75,779 shares of common stock that are currently exercisable or will become exercisable within 60 days of June 1, 2020.

(6)	Includes 85,966 shares of unvested restricted common stock held by Ms. DiMattia.
(7)

Includes 76,511 shares of unvested restricted common stock held by Mr. Davis and options to purchase 25,437 shares of common stock that are currently exercisable or will become exercisable within 60 days of June 1, 2020, as well as 2,360 shares of common stock held by three minor children (820 shares, 775 shares, and 765 shares, respectively).

(8)	Includes 17,200 shares of unvested restricted common stock held by Mr. Livingston. Mr. Livingston notified us on April 14, 2020 of his intention not to stand for re-election at the Annual Meeting.
(9)	Includes 9,037 shares of common stock held in a joint account with Ms. Glasser’s spouse and 3,118 shares of common stock directly owned by Ms. Glasser’s spouse.
(10)

Based on the most recent Form 4 filed by Mr. Geadelmann and our internal records. Mr. Geadelmann, a named executive officer, resigned as Senior Vice President and Chief Financial Officer effective September 6, 2019, although he continued to serve as an employee until December 6, 2019 to facilitate an orderly transition of the role of Chief Financial Officer. Includes options to purchase 127,350 shares of common stock that are currently exercisable.

(11)

Includes 356,997 shares of unvested restricted common stock and options to purchase 101,216 shares of common stock that are currently exercisable or will become exercisable within 60 days of June 1, 2020. This group includes all current directors, director nominees and executive officers.

(12)

A temporary restraining order was entered by the Court of Chancery of the State of Delaware on November 8, 2019 that prohibits additional purchases of common stock by the then-serving directors. See Part II, Item 1, “Legal Proceedings,” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for further details. In addition, on January 10, 2020, the then-serving directors delivered Director Standstill Commitments to us, as described above under “Director Compensation.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based on solely a review of the copies of such reports and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our executive officers, directors and greater than 10% shareholders were complied with during the fiscal year ended December 31, 2019, except that a Form 5/A filed on January 24, 2020 by Robert A. Rucker reporting transfers made to family members for no consideration on five dates during February and March 2018 was inadvertently filed untimely.

FORM 10-K INFORMATION

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO OUR FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO OUR SECRETARY AT 14000 CARLSON PARKWAY, PLYMOUTH, MINNESOTA 55441.

OTHER MATTERS

The Board and management know of no other matters that will be presented for consideration at the Annual Meeting. However, since it is possible that matters of which the Board and management are not now aware may come before the Annual Meeting or any adjournment of the Annual Meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

By Order of the Board of Directors

Cabell H. Lolmaugh

Chief Executive Officer, President and Director

Plymouth, Minnesota
June 4, 2020

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D18301-P41500

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TILE SHOP HOLDINGS, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Peter H. Kamin
02) Mark J. Bonney
03) Deborah K. Glasser
04) Linda Solheid

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
3. To approve, on a non-binding advisory basis, named executive officer compensation.	☐	☐	☐

NOTE: Proposal 1 is to elect Messrs. Kamin and Bonney to serve as Class II directors to hold office until the 2023 Annual Meeting of Stockholders and Mss. Glasser and Solheid to serve as Class III directors to hold office until the 2021 Annual Meeting of Stockholders. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D18302-P41500

TILE SHOP HOLDINGS, INC.
Annual Meeting of Stockholders
July 21, 2020 10:00 AM (Central Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Cabell H. Lolmaugh and Peter H. Kamin, and each of them individually, as attorneys and proxies of the undersigned, with the power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote all of the shares of stock of Tile Shop Holdings, Inc., a Delaware corporation, held of record by the undersigned as of June 1, 2020 with all the power which the undersigned would have if present at the Annual Meeting of Stockholders to be held online on July 21, 2020, at 10:00 AM (Central Time) and any adjournment or postponement thereof, as fully and with the same force and effect as the undersigned might or could so act if present thereat, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side